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                                                                     Exhibit 4.3





                             SEARS, ROEBUCK AND CO.
                                    Servicer

                                SEARS RECEIVABLES
                              FINANCING GROUP, INC.
                                     Seller

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO
                                     Trustee

                       on behalf of the Certificateholders


                               AMENDMENT NO. 2 TO
                         POOLING AND SERVICING AGREEMENT
                          Dated as of December 21, 1995

                                    amending

                         POOLING AND SERVICING AGREEMENT
                            Dated as of July 31, 1994


                     --------------------------------------


                      SEARS CREDIT ACCOUNT MASTER TRUST II







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                                    RECITALS

                  WHEREAS, the parties hereto entered into that certain Pooling and Servicing Agreement, dated as of July 31, 1994, as amended (the "Agreement"), by and among Sears, Roebuck and Co., a New York corporation, as Servicer ("Sears"), Sears Receivables Financing Group, Inc., as Seller ("SRFG") and The First National Bank of Chicago, a national banking association, as Trustee (the "Trustee");

                  WHEREAS, the parties desire to effect certain amendments to the Agreement pursuant to Section 13.01 thereof.

                                    AGREEMENT

                  NOW, THEREFORE, THIS AMENDMENT WITNESSETH that, for and in consideration of the above premises, Sears and SRFG agree with the Trustee as follows:

I.       Definitions

                  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

II.      Amendment to Section 2.07

                  Section 2.07(f) of the Agreement is amended and restated in its entirety to read as follows:

                                   (f) Notice to Trustee. Promptly upon receipt
                  of notice by any officer of the Seller that any liens (other than those contemplated by this Agreement, the First Amended and Restated Purchase Agreement and the First Amended and Restated Contribution Agreement, each dated as of the Initial Closing Date, between Sears and SRFG, the Receivables Warehouse Agreement, dated as of December 21, 1995, between Sears and SRFG and any agreement between Sears and the Bank regarding the assignment of Accounts to the Bank and the sale of Receivables to Sears) have been placed on the Receivables, the Seller shall notify the Trustee of such liens.

III.     Miscellaneous

                  Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

                  Governing Law. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, and the


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obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, SRFG, Sears and the Trustee have caused this Amendment to be duly executed by their respective officers as of December 21, 1995.


                                 SEARS RECEIVABLES FINANCING GROUP, INC.
                                  as Seller



                                  By: /s/ Stephen D. Carp
                                     -------------------------------------------
                                     Name:  Stephen D. Carp
                                     Title: President


                                  SEARS, ROEBUCK AND CO.
                                   as Servicer



                                  By: /s/ Alice M. Peterson
                                     -------------------------------------------
                                     Name:  Alice M. Peterson
                                     Title: Vice President and Treasurer


                                  THE FIRST NATIONAL BANK OF CHICAGO
                                   as Trustee



                                  By: /s/ Steven M. Wagner
                                     -------------------------------------------
                                     Name:  Steven M. Wagner
                                     Title: Vice President and Senior Counsel


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